                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_]CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              FLIR Systems, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:
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             SUPPLEMENT TO PROXY STATEMENT DATED NOVEMBER 10, 1997


                                  [FSI LOGO]

                            16505 S.W. 72ND AVENUE
                            PORTLAND, OREGON 97224
                                (503) 684-3731

                                                              November 14, 1997

Dear Shareholder:

  You should have received by now a Notice of Special Meeting of Shareholders, Proxy Statement and proxy card relating to a Special Meeting of Shareholders of FLIR Systems, Inc. ("FLIR"), which will be held on Monday, December 1, 1997, at the Multnomah Athletic Club, 1849 S.W. Salmon Avenue, Portland, Oregon 97205 at 2:00 p.m., local time (the "Special Meeting"). At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the issuance (the "Issuance") of a total of 4,162,000 shares of FLIR common stock in exchange for all of the outstanding shares of capital stock of AGEMA Infrared Systems AB, a corporation organized under the laws of Sweden, AGEMA Infrared Systems Limited, a corporation organized under the laws of the United Kingdom, AGEMA Infrared Systems Ltd., a corporation organized under the laws of Canada, and AGEMA Infrared Systems, Inc., a Delaware corporation (together, "AGEMA"). If the Issuance is approved by FLIR's shareholders at the Special Meeting, and certain other conditions are satisfied, the acquisition of AGEMA (the "Combination") will be effected pursuant to the terms of a Combination Agreement dated October 6, 1997 by and among FLIR, Spectra-Physics AB, a corporation organized under the laws of Sweden ("Spectra"), and certain affiliates of Spectra (the "Combination Agreement"). If the Issuance is approved at the Special Meeting and the Combination is consummated, Spectra and its affiliates will own approximately 43 percent of the shares of FLIR common stock outstanding after the Combination.

  This letter and accompanying information constitute a supplement (the "Supplement") to the Proxy Statement dated November 10, 1997 previously sent to you in connection with the Special Meeting. The purpose of this Supplement is to provide you with certain information regarding a claim filed by the General Services Administration of the U.S. Government against AGEMA alleging that U.S. Government agencies were overcharged on certain contracts with AGEMA. A new Note 13 to the audited Combined Financial Statements of AGEMA providing additional information regarding this matter is attached to this letter, together with an updated Report of Independent Accountants relating to the audited Combined Financial Statements of AGEMA making reference to this new Note 13.

  FLIR'S BOARD OF DIRECTORS BELIEVES THE ISSUANCE AND THE COMBINATION TO BE FAIR TO AND IN THE BEST INTERESTS OF FLIR AND ITS SHAREHOLDERS, HAS APPROVED THE ISSUANCE AND THE COMBINATION AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE.

  Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the proxy card previously provided to you.

                                          Sincerely,

                                          /s/ Robert P. Daltry

                                          Robert P. Daltry
                                          Chairman and Chief Executive Officer

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Agema Infrared Systems:

  We have audited the accompanying combined balance sheets of Agema Infrared Systems, collectively "AGEMA", (as described in Note 1), as of December 31, 1995 and 1996, respectively, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of AGEMA's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in Sweden, which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements were prepared to present the financial position, results of operations and cash flows of AGEMA on the basis described in Note 1 to the financial statements. Accordingly, these financial statements are not intended to present the historical consolidated financial position as of December 31, 1995 and 1996 and results of operations and cash flows for each of the three years in the period ended December 31, 1996 of Agema.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AGEMA as of December 31, 1995 and 1996, and the results of operations and cash flows for each of the three years in the period ended December 31, 1996, (on the basis described in Note 1), in conformity with generally accepted accounting principles in Sweden.

  Accounting principles generally accepted in Sweden vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected net income for each of the years in the two year period ended December 31, 1996 and shareholders' equity as of December 31, 1995 and 1996, to the extent summarized in Note 12 to the financial statements.

Stockholm, Sweden
October 14, 1997, except as to the
 information presented in Note 13,
 for which the date is November 10, 1997

OHRLINGS COOPERS & LYBRAND AB

/s/ Robert Barden

                                     AGEMA

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 13 - SUBSEQUENT EVENT

  On October 22, 1997 the General Services Administration ("GSA") of the United States Government filed a claim for damages and penalties of USD 1.5 million (approximately SEK 11.3 million) alleging that U.S. government agencies were overcharged on contracts with AGEMA. AGEMA believes that a substantial portion of the allegations made by GSA have no merit. While the outcome of this matter cannot be determined with certainty, AGEMA does not believe that the resolution of this claim will have a material adverse effect on its business or financial condition.